EXHIBIT 10.22.1

                              Kirlin Holding Corp.
                              6901 Jericho Turnpike
                             Syosset, New York 11791


                                            As of June 30, 2003


Anthony J. Kirincic

         Re:   Employment Agreements dated  August 29, 2001
               --------------------------------------------

Gentlemen:

     We refer you to your respective Employment Agreements with Kirlin Holding Corp. This letter will serve to amend Section 2.4 of each of your Employment Agreements by deleting the current text of Section 2.4 in its entirety and substituting the following text in its place and stead:

               "2.4 Stock Options. On the first business day of the second month following the end of each fiscal quarter, commencing as of the quarter ended June 30, 2003, Executive shall receive ten-year options to purchase that number of shares of the Corporation's common stock equal to 0.25% of the shares of common stock of the Corporation outstanding as of the end of such fiscal quarter ("Quarterly Options"). The
          Quarterly Options shall be issued under one or more of the Corporation's stock option plans and shall have an exercise price equal to the higher of (i) the average of the last sale price of a share of common stock of the Corporation as reported on each of the 20 consecutive trading days immediately preceding the grant date, or (ii) the last sale price on the trading day immediately preceding the grant date. If Executive's employment (other than a termination for "cause" by the Corporation) terminates as of the last day of a fiscal quarter, Executive shall receive, on the last day of his employment an accelerated grant of options for such quarter then ended. All
          Quarterly Options so granted shall vest and become exercisable immediately upon grant and shall be evidenced by a Stock Option Agreement in the form annexed hereto as Exhibit A."

     Except as herein amended, all other provisions of the Employment Agreement shall remain in full force and effect. Please confirm your agreement to this change by countersigning and returning a copy of this letter.


                                        KIRLIN HOLDING CORP.


                                    By: /s/ Barry E. Shapiro
                                        ---------------------------------------
                                    By: Barry Shapiro, Chief Financial Officer

AGREED:


By: /s/ Anthony J. Kirincic
    ----------------------------
By: Anthony J. Kirincic